UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2007

TechnoConcepts, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-12382	84-1605055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Blvd., Suite 202
Van Nuys, CA 91411
(Address of principal executive offices) (Zip Code)

(818) 988-3364
Registrant’s telephone number, including area code

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Director.

At a special meeting of the board of directors of TechnoConcepts Inc. (“Company”) held on November 20, 2007, our Company accepted the resignation of Richard Juang as a director of the Company, effective immediately. Mr. Juang’s resignation as a member of the board of directors was not the result of any matter relating to our Company’s operations, policies or practices, and Mr. Juang did not provide us with any communication regarding any disagreement with the Company leading to his resignation.

Mr. Juang’s email tendering his resignation is filed as exhibit 17.1 to this Current Report on Form 8-K.

(d) Election of New Director.

Mr. Harry Halamandaris was elected as a member of the board of directors of our Company at a special meeting of the Company’s board of directors on November 20, 2007. Mr. Halamandaris will serve as a director of the Company until the next Annual Shareholders’ Meeting and until his successor is duly elected and shall qualify as a director of the Company. We are not aware of any arrangements or understandings between Mr. Halamandaris any other persons pursuant to which Mr. Halamandaris was elected as a director. We expect Mr. Halamandaris will join our audit and compensation committees.

Mr. Halamandaris, age 69, served as Executive Vice President and/or Group Executive of Litton Industries from 1995 until 2001. From 1972 to 1994, Mr. Halamandaris held various positions at Teledyne Industries, including President of Teledyne Systems Company and Corporate Director of Technologies.  Prior to that time, in 1969, Mr. Halamandaris co-founded and was CEO of Satellite Positioning Corporation, later acquired by Seismic Computing Corporation in 1971. Mr. Halamandaris received a B.S. in Mathematics from Utah State University in 1960, and B.S. and M.S. degrees in Electrical Engineering from Utah State University in 1961 and 1963, respectively. He also attended courses in Finance from Pennsylvania's Wharton School of Business and Management from Harvard University. Mr. Halamandaris was a National Science Foundation Fellow. His professional affiliations include the American Electronics Association, Defense Trade Advisory Group-U.S. State Department, Member of AUSA, Navy League, Air Force Association, National Defense Preparedness Association and Institute to Navigation. Mr. Halamandaris also sat on industry advisory boards for the University of Southern California, California State University Los Angeles and Mercer University.

Mr. Halamandaris will receive the standard compensation payable to non-employee directors of the Company, including:

(1)	an annual fee of $20,000, payable in quarterly installments,

(2)	an annual fee of $1,000 for each Committee served on payable in quarterly installments,

(3)	$1,000 per day for in-person Board meetings, including one travel day for each meeting for out-of-state directors,

(4)	$500 per day for telephonic Board meetings,

(5)	$500 per day for in person Board Committee meetings,

(6)	$350 per day for telephonic Board Committee meetings, and

(7)	all out-of-pocket expenses with receipts directly related to attending Board &/or Committee meetings.

Also pursuant to the Company’s policy for compensation payable to non-employee directors of the Company, Mr. Halamandaris will receive: (i) a grant of an option to purchase 50,000 shares of the corporation’s common stock through the corporation’s option plan and (ii) a grant of an option to purchase 50,000 shares of the corporation’s common stock at the end of each fiscal year in which he serves.

Item 9.01 Financial Statements and Exhibits

(d)        Exhibits

Exhibit Number	Description

17.1	Resignation email to the Company from Richard Juang dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnoConcepts, Inc.

Date: November 26, 2007	By:	/s/ Antonio Turgeon
	Name:	Antonio Turgeon
	Title:	Chief Executive Officer